Exhibit 10(Z)

Shares (post-split basis)	Date of Grant:
RESTRICTED STOCK AWARD
YEARLY VESTING AWARDS
2004 OMNIBUS STOCK AND INCENTIVE PLAN
FOR DENBURY RESOURCES INC.
     RESTRICTED STOCK AWARD (“Award”) made effective                     , 2007 (“Date of Grant”) between Denbury Resources Inc. (the “Company”) and                      (“Holder”).
     WHEREAS, the Company desires to grant to the Holder                      Restricted Shares under and for the purposes of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (the “Plan”);
     WHEREAS, in accordance with the provisions of Section 16(d) of the Plan, the Restricted Shares will be issued by the Company in the Holder’s name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Shares are Vested by reason of the lapse of the applicable Restrictions, after which time the Company shall make delivery of the Vested Shares (but not Retained Vested Shares, as described in Section 5) to Holder; and
     WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:
1. Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of                      Restricted Shares (“Award Restricted Shares”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 below, subject only to Holder’s execution of this Award agreement. The Award Restricted Shares are granted following the two-for-one stock split of the Company with a record date of December 5, 2007 and therefore are granted on a post-split basis.
2. Vesting of Award Restricted Shares. The Restrictions on the Award Restricted Shares shall lapse (Award Restricted Shares with respect to which Restrictions have lapsed being herein referred to as “Vested Shares”) and become non-forfeitable on the occurrence of the earliest of the dates (“Vesting Date”) set forth in (a) through (h) immediately below:

     (a) 20% of the Award Restricted Shares on the date of the 1st Anniversary of the Date of Grant;
     (b) 20% of the Award Restricted Shares on the date of the 2nd Anniversary of the Date of Grant;
     (c) 20% of the Award Restricted Shares on the date of the 3rd Anniversary of the Date of Grant;
     (d) 20% of the Award Restricted Shares on the date of the 4th Anniversary of the Date of Grant;
     (e) 20% of the Award Restricted Shares on the date of the 5th Anniversary of the Date of Grant;
     (f) 100% of the Award Restricted Shares which have not previously Vested, on the date of Holder’s death or Disability;
     (g) 100% of the Award Restricted Shares which have not previously Vested, on the date of a Change in Control; and
     (h) 100% of the Award Restricted Shares which have not previously Vested, on the date of a Post-Separation Change in Control.
     For purposes of this Award, the term “Post-Separation Change in Control” means a Change in Control which follows the Holder’s Separation, but results from the Commencement of a Change in Control that occurs prior to the Holder’s Separation. For all purposes of this Award, the term “Commencement of a Change in Control” shall mean the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change in Control as defined in Section 2(h)(2), (3) or (4) of the Plan involving such person, group, or their affiliates.
3. Restrictions — Forfeiture of Award Restricted Shares. The Award Restricted Shares are subject to the Restriction that, except as provided in the following sentence, all rights of Holder to any Award Restricted Shares which have not become Vested Shares automatically, and without notice, shall terminate and shall be permanently forfeited on the date of Holder’s Separation. Notwithstanding the forgoing, if there is a Post-Separation Change in Control, the previously forfeited Award Restricted Shares shall be reinstated as Vested Shares and, for all purposes of this Award, Holder will be deemed to have Separated on the day after such Post-Separation Change in Control.
4. Withholding. There will be no tax withholding with respect to this Award unless required by law.

5. Issuance of Shares. Without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Shares unless and until they become Vested Shares, nor shall Holder be entitled to receive Restricted Share Distributions (i.e. dividends) unless and until Holder is entitled either (i) to receive the certificates for the related Vested Shares, or (ii) such Award Restricted Shares become Retained Vested Shares, as defined below. Notwithstanding the foregoing, as soon as reasonably possible after the date Award Restricted Shares become Vested Shares, the Administrator shall deliver to the Holder forty percent (40%) of the Vested Shares, and shall retain sixty percent (60%) of the Vested Shares (“Retained Vested Shares”) in escrow until the date of Holder’s Separation, and as soon as reasonably possible after such Separation, shall deliver all such Retained Vested Shares to Holder. During the period in which the Company holds the Retained Vested Shares, Holder is entitled to receive what would be Restricted Share Distributions if Holder was in possession of such Retained Vested Shares, except Holder shall not be entitled to receive a Restricted Share Distribution made in the form of Shares, but rather such Shares will be retained by the Company as additional Retained Vested Shares.
6. No Transfers Permitted. The rights under this Award are not transferable by the Holder otherwise than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Vested Shares.
7. No Right To Continued Employment. Neither the Plan nor this Award shall confer upon the Holder any right to continue to serve as a director of the Company, nor shall interfere in any way with Holder’s right to resign or otherwise terminate participation on the board.
8. Governing Law. without limitation, This Award shall be construed and enforced in accordance with and governed by the laws of delaware.
9. Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
10. Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Company has caused these to be executed on its behalf by its duly authorized representative and the Holder has hereunto set his or her hand and seal, all on the day and year first above written.
     Dated as of this                     th day of                     , 2007.
DENBURY RESOURCES INC.

By:
	Gareth Roberts	Phil Rykhoek
	President and CEO	Senior VP, CFO and Secretary

Assignment Separate From Certificate
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the __________ Shares subject to this Award, standing in the undersigned’s name on the books of said Denbury Resources Inc., and do hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.
Dated

Holder
ACKNOWLEDGMENT
     The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Award and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award and the Plan.
     Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or Award, or both) of the Administrator upon any questions arising under the Plan, or this Award, or both.
Dated as of this                      day of                                         , 2007.

Holder